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                                                                EXHIBIT 10(c)(4)

                  THIRD AMENDMENT TO THE 1ST SOURCE CORPORATION
                    EMPLOYEES' PROFIT SHARING PLAN AND TRUST
                AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1989


         WHEREAS, 1ST SOURCE CORPORATION (hereinafter referred to as the "Sponsoring Employer") previously adopted the 1st Source Corporation Employees' Profit Sharing Plan and Trust (hereinafter referred to as the "Plan"); and

         WHEREAS, the Plan allows for its amendment under Section 12.03 of the Plan; and

         WHEREAS, the Sponsoring Employer desires to amend the Plan as indicated herein.

         NOW,  THEREFORE,   the  Sponsoring  Employer  hereby  amends  the  Plan
effective as of January 1, 2000 as follows:

1. Section 1.10 is amended by restating the first sentence of Section 1.10 in order to reflect the current Participating Employers of the Plan as follows:

         The term "Employer" shall mean 1st Source Corporation, 1st Source Bank, 1st Source Auto Leasing, Inc., 1st Source Insurance, Inc., and Michigan Transportation Finance Corp., their successors and assigns, and subsidiary and/or affiliated corporations with 1st Source Corporation as authorized by the Board of Directors of 1st Source Corporation, the Sponsoring Employer hereunder, to participate in this Plan with respect to their Employees, and subject to any specific provisions of this Plan and authorization by the Sponsoring Employer, any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred.

2.       Section 2.09 is added to the Plan as follows:

2.09     Transfers  between   Participating   Employers  and   Non-Participating
         Employers in the Controlled Group:

A Participant who transfers employment to an entity which is in a controlled group with the Sponsoring Employer, but not itself signatory hereunder, shall remain an inactive Participant in this Plan to the extent provided in this
Section 2.09. Such an inactive Participant will no longer be permitted to contribute to this Plan after such transfer. However, such inactive Participant shall share in Employer contributions and forfeitures pursuant to Sections 3.03A and 3.03B to the extent (and only to the extent) of his Compensation while an Employee of an adopting Employer, based on the rules set forth in this Section 2.09.

For example, as of the date of the adoption of this amendment, Trustcorp Mortgage Company ("Trustcorp") is in a controlled group with 1st Source Corporation and maintains the Trustcorp Mortgage Company Employee Retirement Savings Plan for its employees. As long as an inactive Participant is employed by Trustcorp on the last day of the Plan Year (and also if the Employee terminates employment during such Plan Year from Trustcorp due to death,


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disability or retirement after age 65),  Employer  contributions and forfeitures under Sections 3.03A and 3.03B will be made by the adopting Employer based on the Compensation earned during the Plan Year by the Participant while employed by the adopting Employer.

3. Section 3.03(C)(2) is amended by adding the following sentence at the end of such section as follows:

To the extent provided in Section 2.09, a Participant who transfers employment to an entity in the controlled group with 1st Source Corporation shall be entitled to Employer contributions and forfeitures.

4.       Section 6.02 is amended by restating  the second and third  sentence in
         Section 6.02 as follows:

If such a Participant is re-employed prior to the end of the Plan Year in which his employment termination occurs, such Participant shall be treated as though his employment had not been terminated, and the remaining undistributed portion of his Individual Account shall not be forfeited but shall be vested according to the vesting schedule previously set forth in Section 6.01. If a Participant is not re-employed within the time period set forth in the preceding sentence, such terminated Participant's non-vested Accrued Benefit (if any) remaining in his Individual Account, including any adjustments thereon pursuant to Sections
3.04 and 3.05 of this Plan, shall be closed and his forfeiture shall be allocated to the Individual Accounts of other eligible Participants as of the end of the Plan Year in which his employment termination occurs (provided the Participant has received a distribution of benefits pursuant to Section 6.03 hereof), pursuant to the forfeiture provisions of Section 3.03 of this Plan.

5. Except as hereby amended, the Plan as currently in existence is hereby reaffirmed in its entirety. However, these amendments shall be effective only to the extent that each one is in compliance with the requirements of the Code and ERISA. To the extent that any of the foregoing amendments are determined to cause the Plan not to qualify under applicable Code or ERISA provisions, then any such amendment causing such disqualification shall be considered void to the extent necessary to have this Plan continue to be qualified under applicable Code and ERISA requirements.

6. To the extent that the Employer decides to submit this amendment to the IRS for approval, this amendment is made expressly contingent upon receiving such IRS approval. To the extent that the IRS requires any changes in any of these amendments in order to continue the tax qualified status of the Plan, such amendments will be made retroactive to such date as is required by the IRS.



1ST SOURCE CORPORATION - "Sponsoring Employer"

By:           /s/ Larry E. Lentych
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Title:            CFO
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Date:             December 29, 2000
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